UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 13, 2016

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 13, 2016, NeuLion, Inc. (the “Company”), through its wholly-owned subsidiary NeuLion Real Estate, Inc., purchased an approximately 50,000-square-foot office building in Melville, New York to serve as its new headquarters.  The Company expects to relocate to the new building from its current leased office space in Plainview, New York in the second half of 2017.  The purchase price was $7.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: October 14, 2016	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	Chief Executive Officer